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                  DEFERRED COMPENSATION AGREEMENT

     THIS AGREEMENT, made as of November 30, 1995, by and between

ENERGYNORTH, INC. ("ENI") a New Hampshire corporation with a principal place of business in Manchester, New Hampshire, and

Michelle L. Chicoine of Bedford, New Hampshire ("Employee").

                                   W I T N E S S E T H

     WHEREAS, Employee is employed by ENI in an executive position and performs valuable services to ENI in such position; and

     WHEREAS, Employee possesses great ability in the gas

distribution business, an intimate knowledge of ENI, its operating methods, personnel and goals; and

     WHEREAS, ENI desires further to compensate Employee for past services, to secure Employee's future services, to secure

Employee's commitment to furnish advisory services to ENI following

Employee's termination of employment by ENI and to compensate

Employee therefor;

     NOW, THEREFORE, ENI and Employee mutually agree as follows:

1.   ENI agrees to continue to employ Employee and Employee

agrees to continue to serve ENI devoting Employee's normal

working time to the interests and activities of ENI in the

capacity of Vice President and Treasurer, or such other

capacity as the Board of Directors of ENI from time to time may assign for the period agreed between Employee and ENI.

2.        During the term of Employee's employment, Employee

shall devote substantially all of Employee's time, attention,

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skill and efforts to the performance of Employee's duties for

ENI.

3.        ENI shall pay Employee during the term of Employee's

employment such salary as the Board of Directors shall from

time to time determine, together with the deferred compensation payable as provided in paragraph 4 below.

     4.             (a)  ENI, on the last day of each month,

               commencing as of January 1994, shall credit to a book reserve

               (the "Deferred Compensation Account" or the "Account") in

               Employee's name established for this purpose, the amount stated

               on the Deferred Compensation Election Form; the amounts credited under this Section 4(a) shall continue to be credited monthly during the continuance of the Employee's employment hereunder.

                                 In addition, EnergyNorth, Inc.

               shall credit to the account a percentage or an

               amount of any cash incentive award paid to

               Employee pursuant to the EnergyNorth, Inc. Key

               Employee Performance and Equity Incentive Plan

               earned in connection with the 1994 Plan Year and

               subsequent Plan Years.

          a.                  ENI shall credit to the Deferred Compensation

          Account at the end of each month during which any balance remains in the Account, whether before or after payments from the Account

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          have commenced, an amount which shall be the equivalent of interest on the amounts credited to the Account throughout the previous month computed at the prime rate reported by the Wall

          Street Journal or, in its absence, an equivalent publication, on the last day of each month; provided, however, the rate shall not be less than eight percent (8%) or greater than fifteen percent

          (15%).

               (b)            In addition, ENI shall pay to Employee, monthly

          over the same period as specified in Section 6 below, an

          additional amount of money equal to the monthly increase in the qualified pension plan benefits to which Employee would then have been entitled had the amount that was credited to the Deferred

          Compensation Account under Section 4(a) above been paid to

          Employee and had it qualified as "earnings" as defined in ENI's qualified pension plan.  Such additional payment shall be payable only to the extent that such deferred compensation hereunder does not qualify as "earnings" under ENI's qualified pension plan and shall be payable only to the extent Employee would otherwise have received greater pension benefits from ENI's qualified pension plan.  Such payments shall commence at the same time as the other

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          payments hereunder.  The amount due shall be computed actuarially using the same assumptions as used in the qualified pension plan.

          (c)       ENI is not required to fund this Agreement in any way,

          but if it chooses to set aside funds for the Account, any such funds may be kept in cash, or invested in mutual funds, stocks, bonds,

          securities, or any other assets as may be selected by the Board of

          Directors, in its discretion, and also may be utilized by ENI from time to time for any other purpose.  Title to and beneficial ownership of any funds, whether cash or investments, which ENI may earmark to pay the contingent deferred compensation obligation hereunder, at all times shall remain in ENI, and the Employee and Employee's designated beneficiary shall not have any property interest whatsoever in any such funds or in any specific assets of

          ENI.

     5.        Employee may change the amounts of Employee's salary to

be deferred under Section 4(a) above for the ensuing calendar year by filing in writing with the Board of Directors of ENI not less than thirty (30) days prior to the end of the prior calendar year, the amount of

Employee's salary not yet earned or paid that is to be deferred and credited to Employee's Deferred Compensation Account.  Employee may change the amounts of Employee's Cash Incentive Award to be deferred under Section

4(a) above for ensuing plan years by filing in writing with the Board of


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Directors of ENI not less than thirty (30) days prior to the end of that

Plan year, the percentage or amount of Employee's cash incentive award not yet paid that is to be deferred and credited to the Employee's Deferred

Compensation Account.

     6. The benefits to be paid as deferred compensation are as follows:
         (a)            If the Employee's employment hereunder is

         terminated on or after the Employee shall have reached the age of

         65, ENI shall pay to Employee in 15 annual installments the amount in Employee's Deferred Compensation Account as of such date together with the interest added pursuant to Section 4(b). The

         Account shall be valued as of the date the first payment is to be made, one fifteenth (1/15th) of that amount shall be paid in the first year and that same amount shall be paid in the succeeding fourteen (14) years.  In addition, in each of the succeeding fourteen (14) years, any interest credited to the

         Account with respect to the previous year shall be paid with each annual payment.  If the Employee should die on or after Employee's

         65th birthday and before the 15 annual payments are made, the unpaid balance will continue to be paid in installments for the unexpired portion of such 15 year period to Employee's designated beneficiary in the same amount as set forth above.

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     (b)       If the Employee's employment by ENI is terminated for

     any reason other than death and disability but before the

     Employee shall have reached the age of 65, no payments shall be made until the Employee shall have reached the age of 65 at which time payments shall be made in the same manner and to the same extent as set forth in Section 6(a) above.  Notwithstanding the foregoing, if prior to reaching age 65 the Employee should die, or if prior to reaching age 65 Employee should become disabled, then payments shall be made in the same manner and to the same extent as set forth in Section 6(c), below.

     (c)       If the Employee's employment is terminated because of

     disability or death before the Employee has reached the age of 65 and while in the employ of ENI, then ENI, during Employee's disability, shall make annual payments not to exceed fifteen (15)

     to the Employee or, in the event of Employee's death, make fifteen

     (15) annual payments to Employee's designated beneficiary, all in the same manner and to the same extent as provided herein.

     (d)       If both the Employee and Employee's designated

     beneficiary should die before a total of fifteen (15) annual payments are made by ENI, then the remaining amount in the

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     Deferred Compensation Account shall be determined as of the date of the death of the designated beneficiary and shall be paid, with interest accrued to the date of payment, as promptly as possible in one lump sum to the Employee's estate.

     (e)       The designated beneficiary (which may include alternate

     beneficiaries) referred to in this paragraph may be designated or changed by the Employee (without the consent of any prior

     beneficiary) on a form provided by ENI and delivered by Employee to ENI before Employee's death.  If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the

     Employee, the installment payments payable under this paragraph shall be payable to the Employee's estate.

     (f)       For purposes of Section 6(c) above, disability is

     defined as provided in any long-term disability plan of ENI covering Employee, or, if none, as defined under the EnergyNorth

     Inc. Retirement Plan for Salaried Employees.

     (g)       The installment payments to be made to the Employee

     under Sections 6(a) and 6(c) above shall commence on the first day of the month next following the date of the termination of

     Employee's employment, and the installment payments to be made to

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     the Employee under Section 6(b) above shall commence on the first day of the month next following the date on which Employee shall have reached the age of 65.  The installment payments to be made to the designated beneficiary under the provisions of this Section

     6 shall commence on a date to be selected by ENI but within six months from the date of death of the Employee.

     (h)       Notwithstanding anything herein contained to the

     contrary, the Board shall have the right, with the written consent of Employee, to vary the manner and time of making the installment distributions provided in this paragraph and may make such distributions in lump sums or over a shorter period of time than

     15 years as it may find appropriate, but not over a longer period of time than fifteen (15) years or less frequently then

     once per year.

     (i)       The Board may, in its sole discretion, permit a

     withdrawal of funds from a Participant's Account to meet a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a

     dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of

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     the Participant (an "Unforeseen Emergency") at such time and under such circumstances as deemed by the Board to be an Unforeseen

     Emergency.  Distribution of funds from the Participant's Account shall be in an amount sufficient only to meet the Unforeseen

     Emergency presented by the Participant to the Board, and under no circumstances may a participant's withdrawal of funds exceed the amount required to satisfy the Unforeseen Emergency.

     7.        Employee is accorded the right by this Agreement to

defer receipt of compensation and earnings that, but for the

Employee's election, would be paid currently.  The right to receive payment of the amounts accrued shall vest absolutely and become nonforfeitable on the crediting of such amount at the end of each month.  The obligation of ENI to make the payments shall not be excused by any breach of this Agreement or of any other agreement between Employee and ENI.

8.        Nothing contained in this Agreement and no action taken

pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary

relationship between ENI and the Employee, Employee's designated beneficiary or any other person.  Any funds that may be invested under the provision of this Agreement shall continue for all purposes to be part of the general funds of ENI and no person other than ENI shall by virtue of the provisions of this Agreement have any interest in such funds.  To the extent that any person acquires

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a right to receive payments from ENI under this Agreement, such right shall be no greater than the right of any unsecured general creditor of ENI.

9.        The right of the Employee or any other person to the

payment of deferred compensation or other benefits under this

Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

10.       If the Board shall find that any person to whom any

payment is payable under this Agreement is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative)

may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine.  Any such payment shall be a complete discharge of the liabilities of ENI under this Agreement.

     11.  Nothing contained herein shall be construed as

conferring upon the Employee the right to continue in the employ of ENI other than as stated in Section 1; provided, however, this

Agreement shall be construed to be consistent with an employment agreement entered into between Employee and ENI.

     12.  Any deferred compensation payable under this Agreement shall be deemed salary or other compensation to the Employee for the purpose of computing benefits to which the Employee may be

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entitled under any pension plan, life insurance plan, or other arrangement of ENI for the benefit of its employees, to the extent allowable under the Internal Revenue Code or other applicable laws and regulations, and the other plans and arrangements; provided,

however, the payments under Section 4(c) shall be made only to the extent the deferred compensation may not be deemed salary or

"earnings" or other compensation under the qualified pension plan.

     13.  This Deferred Compensation Agreement constitutes the

entire agreement between the Employee and ENI with respect to its subject matter and supercedes all previous agreements with respect to such subject matter.

     14.  This Agreement shall be binding upon and inure to the benefit of ENI, its successors and assigns, and Employee and

Employee's heirs, executors, administrators and legal

representatives.

     IN WITNESS WHEREOF, ENI has caused this Agreement to be

executed and its seal to be affixed hereto by its agent thereunto duly authorized, and Employee has signed this Agreement, all as of the day and year first above written.





                              /s/ Michelle L. Chicoine
                              Michelle L. Chicoine



                              ENERGYNORTH, INC.


                         By:  /s/ Robert R. Giordano
                              Robert R. Giordano

         AMENDMENT TO DEFERRED COMPENSATION AGREEMENT



     Amendment, dated as of October 1, 1996, to Deferred Compensation Agreement dated as of November 30, 1993, ("Agreement") by and between Michelle
L. Chicoine ("Employee") and ENERGYNORTH, INC. ("Company" or "ENI").

     1. Recitals. The Employee and ENI are parties to the Agreement, and each of them desires to amend the Agreement to modify the rate of interest at which additional sums are credited to the Deferred Compensation Account as defined in the Agreement.

     2. Amendment. The Employee and ENI hereby agree to amend Section 4(a)a. by deleting it in its entirety and replacing it with the following:

       a. ENI shall credit to the Deferred Compensation Account at the end of each month during which any balance remains in the Account, whether before or after payments from the Account have commenced, an amount which shall be the equivalent of interest on the amounts credited to the Account throughout the previous month computed at ENI's overall embedded cost of long-term debt, plus 50 basis points, on the last day of the preceding fiscal year of ENI; provided, however, the rate shall not be less than nine percent (9%) or greater than sixteen percent (16%).

     3. Confirmation. Except as amended by this Amendment, the provisions of the Agreement are ratified and confirmed and shall remain in full force.

                                   ENERGYNORTH, INC.


                                     By:/s/ Robert R. Giordano
                                        Robert R. Giordano,
                                        duly authorized

                                   EMPLOYEE


                                     By:/s/ Michelle L. Chicoine
                                        Michelle L. Chicoine